PART II - OTHER INFORMATION

Item 4 - Submission of Matters to a Vote of Security Holders.

     (a) The Registrant's 1994 Annual Meeting of Stockholders was held on April 19, 1994.

     (b) Proxies were solicited by Registrant's management pursuant to Regulation 14A under the Securities Exchange Act of 1934; there was no solicitation in opposition to management's nominees as listed in the proxy statement; and all of such nominees were elected for a three-year term.

     (c)  The following matters were voted upon at the Annual
          Meeting with the voting results indicated:

1.   Election of Directors

Nominee                  Votes For           Withheld

Donald M. Carlton        17,824,585          165,039
William B. Ellis         17,810,081          179,543
E. James Ferland         17,836,598          153,026
Wilson Wilde             17,638,713          350,911

2.   Appointment of Coopers & Lybrand as Independent Public
     Accountants

Votes for           Against        Abstain

17,782,851          102,853        103,920

The total number of shares of the Registrant's Common Stock outstanding on February 8, 1994, the record date, was 20,535,064.


Item 6 - Exhibits and Reports on Form 8-K

     (a)  Exhibits - None.
     (b) Reports on Form 8-K - Form 8-K filed to report election of Gordon W. Kreh as Chief Executive Officer to replace the retiring Chief Executive Officer, Wilson Wilde.










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

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE HARTFORD STEAM BOILER
                              INSPECTION AND INSURANCE COMPANY


Date:  August 15, 1994   By:  /s/ Robert W. Trainer
                              Robert W. Trainer
                              Senior Vice President, Treasurer
                              and Chief Financial Officer

Date:  August 15, 1994   By:  /s/ Robert C. Walker
                              Robert C. Walker
                              Senior Vice President









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